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                                                                   Exhibit 10.11

                                 FIRST AMENDMENT
                                       TO
                                WARRANT AGREEMENT

     This First Amendment to Warrant Agreement ("Amendment") is made and entered into as of the _____ day of August, 1998, by and between MONITRONICS INTERNATIONAL, INC., a Texas corporation f/k/a AV Alarm, Inc. (the "Company"), with its principal place of business at 12801 Stemmons Freeway, Suite 821, Farmers Branch, Texas 75234 and HELLER FINANCIAL, INC., a Delaware corporation ("Heller") with offices at 500 West Monroe Street, Chicago, Illinois 60661.

                                   WITNESSETH:

     WHEREAS, the Company and Heller entered into that certain Warrant Agreement dated November 10, 1994, (the "Warrant Agreement") (capitalized terms used but not defined herein have the meaning assigned to such terms in the Warrant Agreement); and

     WHEREAS, the Company has requested that Heller amend the Warrant Agreement to, among other things, terminate and rescind the put rights in favor of Heller in exchange for the Company terminating and rescinding its call rights; and

     WHEREAS, the parties hereto wish to amend the Warrant Agreement as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS.

1.1 Correction of Paragraph Numbering. The Section designated as Section "5.3" in the Warrant agreement appearing immediately after Section 5.1 of the Warrant Agreement is hereby amended to designate such section as Section "5.2". The references in clauses (ii) and (iii) of Section 5.10 to "Section 7.3" are hereby amended by replacing each such reference to "Section 7.3" with "Section 5.11".

1.2 Amendment to Definitions. The definitions of "Call Notice", "Call Options", "Call Price" and "Put Options" are hereby deleted in their entirety and the definition of "Repurchase Price" set forth in Article I of the Warrant Agreement is hereby amended in its, entirety to read as follows:

     "Repurchase Price" has the meaning set forth in Section 5.11.

1.3 Amendment to Article V. Article V of the Warrant Agreement is hereby amended by inserting the following at the end of that Article:

          5.11 Determination of the Repurchase Price. The Repurchase Price per share of the Issuable Warrant Shares as of a date specified herein (the "Repurchase Price") shall be equal to the greater of:

First Amendment to Warrant Agreement--Page 1

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          (a) the Current Market Price per share of any publicly traded class of
Common Stock as of the date of such determination, if determinable; and

          (b) the Fair Value of the Company, as of the date of such determination; divided by the number of shares of Common Stock outstanding on a fully diluted basis (including the Issuable Warrant Shares, after giving effect to the payment of the Exercise Price therefore and shares of capital stock issued after the Closing Date), as of such date.

1.4  Termination of Put Option. The put option granted to Heller pursuant to
     Article VII is hereby terminated and rescinded and Article VII is hereby amended in its entirety to read as follows:

                                   ARTICLE VII
                                   [Reserved]

1.5 Termination of Call Option. The call option granted to the Company pursuant to Article VIII is hereby termination and rescinded and Article VIII is hereby amended in its entirety to read as follows:

                                  ARTICLE VIII
                                   [Reserved]

     SECTION 2. REPRESENTATION AND WARRANTIES. To induce Heller to enter into this Amendment, the company represents and warrants to Heller that the execution, delivery and performance by the Company of this Amendment is within its corporate powers, has been duly authorized by all necessary corporate action, has received all necessary governmental approval (if any shall be required), and does not and will not contravene or conflict with any provision of law applicable to the Company, the Articles of Incorporation or By-laws of the Company, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon the Company; the Warrant Agreement as amended as of the date hereof is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; as of the date of this Amendment, no Person holds any put rights with respect to any Common Stock, Preferred Stock or Convertible Securities or other rights to require the purchase by the Company of any Common Stock, Preferred Stock or Convertible Securities other than redemption rights relative to the Preferred Stock set forth in the Articles of Incorporation of the Company.

     SECTION 3. MISCELLANEOUS.

          (a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

          (b) Governing Law. This Amendment shall be made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or

First Amendment to Warrant Agreement--Page 2

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invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (c) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Facsimile signatures shall be effective as originals.

          (d) Successors and Assigns. This Amendment shall be binding upon the Company and Heller and their respective successors and assigns, and shall inure to the sole benefit of the Company and Heller and the successors and assigns of the Company and Heller.

          (e) References. Any reference to the Warrant Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Warrant Agreement. The Warrant Agreement as amended hereby remains in full force and effect,

                            (SIGNATURE PAGE FOLLOWS)

First Amendment to Warrant Agreement--Page 3

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     IN WITNESS WHEREOF, this Agreement has been delivered at Chicago, Illinois as of the day and year first above written.

                                             MONITRONICS INTERNATIONAL, INC.
                                             f/k/a AV Alarm, Inc.


                                             By: /s/ James R. Hull
                                                 -------------------------------
                                             Name: James R. Hull
                                             Title: President and C.E.O.


                                             HELLER FINANCIAL, INC.


                                             By: /s/ Scott E. Gast
                                                 -------------------------------
                                             Name: Scott E. Gast
                                             Title: Assistant Vice President

First Amendment to Warrant Agreement--Signature Page